EXHIBIT 99.1
RELEASE

MultiPlan Reports Second Quarter 2023 Results
–Q2 2023 Revenues of $238.0 million, Net Loss of $36.4 million, and Adjusted EBITDA of $152.7 million
–Identified potential medical cost savings of approximately $5.7 billion in Q2 2023, up 2% from Q1 2023
–In Q2 2023, acquired Benefits Science Technologies, a leading data science company, and partnered with ECHO Health to offer a B2B healthcare payments service
NEW YORK, NY — August 2, 2023 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, payment, and revenue integrity solutions to the U.S. healthcare industry, today reported financial results for the second quarter ended June 30, 2023.
“The second quarter marked an inflection point for MultiPlan,” said Dale White, CEO of MultiPlan. “We executed on several key initiatives within our Growth Plan. These included the acquisition of Benefits Science Technologies (“BST”), which accelerates our new Data & Decision Science service line, and our new partnership with ECHO Health, which adds a B2B healthcare payments service to our suite of solutions. These actions, along with further progress we have made toward the launch of several new products to enhance our core business, position us for growth in 2024 and set us on a path of transformation over the next several years.”

“Also, a normalizing volume environment and favorable savings mix helped us deliver second quarter results at the high end of our expectations and in-line with our prior quarter, providing a solid baseline for the second half of 2023,” Mr. White continued. “Based on our second quarter results and our expectations for the second half, we are modestly increasing the midpoint of our revenue guidance range for full-year 2023, before the contribution of BST.”

Mr. White concluded, “As we move forward, we remain laser-focused on executing the plan we outlined at our Investor Day in June: leveraging the enormous strength of our platform; transforming our business by expanding our products and services; and unlocking the value of our franchise by accelerating our growth, diversifying our revenues, and improving our capital structure.”
Business and Financial Highlights
•Revenues of $238.0 million for Q2 2023, a decrease of 18.0%, compared to revenues of $290.1 million for Q2 2022. BST contributed $2.1 million to revenues in Q2 2023, reflecting a partial quarter since the close of the acquisition on May 8, 2023.
•Net loss of $36.4 million for Q2 2023, compared to net income of $13.5 million for Q2 2022.
•Adjusted EBITDA of $152.7 million for Q2 2023, compared to Adjusted EBITDA of $209.6 million for Q2 2022.
•Net cash provided by operating activities of $7.7 million for Q2 2023, compared to net cash provided by operating activities of $40.7 million for Q2 2022.
•Free Cash Flow of $(24.3) million for Q2 2023, compared to Free Cash Flow of $21.8 million for Q2 2022.
•In Q2 2023, the Company used $141.3 million of cash for the acquisition of Benefits Science LLC (“Benefits Science Technologies” or “BST”) and used $7.4 million to repurchase shares of its common stock in the open market.

•The Company ended Q2 2023 with $89.8 million of cash and cash equivalents on the balance sheet.
•The Company processed approximately $43.1 billion in claim charges during the second quarter of 2023, identifying potential medical cost savings of approximately $5.7 billion.
2023 Financial Guidance1
The Company is updating its Full Year 2023 guidance, as detailed in the table below:

Financial Metric	Prior FY 2023 Guidance (excluded BST)	Updated FY 2023 Guidance (includes BST)
Revenues	$925 million to $975 million	$950 million to $980 million
Adjusted EBITDA[1]	$600 million to $650 million	$615 million to $635 million
Interest expense	$325 million to $340 million	$325 million to $335 million
Cash flow from operations[2]	$175 million to $215 million	$160 million to $190 million
Capital expenditures	$100 million to $115 million	$110 million to $120 million
Depreciation	$70 million to $75 million	$70 million to $75 million
Amortization of intangible assets	$335 million to $345 million	$340 million to $345 million
Effective tax rate	25% to 28%	25% to 28%

Our updated FY 2023 guidance includes approximately $12 million of revenues and adjusted EBITDA of $(2) million from the contribution of BST post-closing of the transaction.
The Company anticipates Q3 2023 revenues between $235 million and $250 million and Adjusted EBITDA1 between $150 million and $160 million.
Conference Call Information
The Company will host a conference call today, Wednesday, August 2, 2023 at 10:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. Investors and analysts are encouraged to pre-register for the conference call by using the link below. Participants who pre-register will receive access details via email. Pre-registration may be completed at any time up to and following the call start time.

To pre-register, go to: https://www.netroadshow.com/events/login?show=1b7fdc10&confId=52126.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.multiplan.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. The earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website or by dialing (866) 813-9403 or (929) 458-6194. The replay access code is 964758.
1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
2 Cash flow from operations guidance includes the impact of approximately $22 million that MultiPlan paid in Q1 2023 in connection with the settlement of our previously disclosed Delaware stockholder litigation.

About MultiPlan
MultiPlan is committed to helping healthcare payors manage the cost of care, improve their competitiveness, and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers' needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government, and property and casualty markets. For more information, visit www.multiplan.com.

Investor Relations Contact
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com
Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Forward Looking Statements

This press release includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including the discussion of 2023 outlook and guidance, plans to expand or enhance the Company’s products and service lines, and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: the ongoing COVID-19 pandemic and its related effects on our results of operations, financial performance, liquidity or other financial metrics; loss of our customers, particularly our largest customers; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; inability to preserve or increase our existing market share or the size of our preferred provider networks; effects of competition; effects of pricing pressure; the inability of our customers to pay for our services; decreases in discounts from providers; the loss of our existing relationships with providers; the loss of key members of our management team or inability to maintain sufficient qualified personnel; pressure to limit access to preferred provider networks; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; our ability to identify, complete and successfully integrate acquisitions; our ability to obtain additional financing; changes in our industry and in industry standards and technology; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to protect proprietary information, processes and applications; our ability to maintain the licenses or rights of use for the software we use; our inability to expand our network infrastructure; changes in accounting principles or the incurrence of impairment charges; our ability to remediate any material weaknesses or maintain effective internal controls over financial reporting; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; adverse outcomes related to litigation or governmental proceedings; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Report for the three months ended March 31, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

There can be no assurance that future developments affecting our business will be those that we have anticipated. Forward-looking statements speak only as of the date made.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio are supplemental measures of MultiPlan’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net income before interest expense, interest income, income tax provision, depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that, in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

MultiPlan’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, MultiPlan’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted Cash Conversion Ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. MultiPlan believes that the presentation of the Adjusted Cash Conversion Ratio provides useful information to investors because it is a financial performance measure that shows how much of its Adjusted EBITDA MultiPlan converts into Unlevered Free Cash Flow.

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$89,757	$334,046
Restricted cash	6,137	6,513
Trade accounts receivable, net	69,904	78,907
Prepaid expenses	20,523	22,244
Prepaid taxes	17,195	1,351
Other current assets, net	5,512	3,676
Total current assets	209,028	446,737
Property and equipment, net	248,732	232,835
Operating lease right-of-use assets	22,618	24,237
Goodwill	3,829,356	3,705,199
Other intangibles, net	2,805,148	2,940,201
Other assets, net	21,508	21,895
Total assets	$7,136,390	$7,371,104
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$15,489	$13,295
Accrued interest	56,866	57,982
Operating lease obligation, short-term	5,322	6,363
Current portion of long-term debt	13,250	13,250
Accrued compensation	28,413	34,568
Accrued legal contingencies	12,423	33,923
Other accrued expenses	15,641	16,463
Total current liabilities	147,404	175,844
Long-term debt	4,603,583	4,741,856
Operating lease obligation, long-term	19,716	20,894
Private Placement Warrants and Unvested Founder Shares	4,836	2,442
Deferred income taxes	592,331	639,498
Other liabilities	—	28
Total liabilities	5,367,870	5,580,562
Commitments and contingencies (Note 6)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 667,381,255 and 666,290,344 issued; 649,480,795 and 639,172,938 shares outstanding	67	67
Additional paid-in capital	2,338,509	2,330,444
Retained deficit	(443,771)	(347,800)
Treasury stock — 17,900,460 and 27,117,406 shares	(126,285)	(192,169)
Total shareholders’ equity	1,768,520	1,790,542
Total liabilities and shareholders’ equity	$7,136,390	$7,371,104

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$237,991	$290,128	$474,585	$588,174
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	59,007	49,977	113,857	97,049
General and administrative expenses	39,750	40,085	71,217	72,673
Depreciation	18,901	17,171	37,107	33,767
Amortization of intangible assets	85,626	85,127	170,753	170,281
Total expenses	203,284	192,360	392,934	373,770
Operating income	34,707	97,768	81,651	214,404
Interest expense	82,475	72,696	165,903	144,141
Interest income	(2,366)	(46)	(5,605)	(58)
Gain on extinguishment of debt	—	—	(36,778)	—
Gain on investments	—	—	—	(289)
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	763	5,149	2,394	(7,592)
Net (loss) income before taxes	(46,165)	19,969	(44,263)	78,202
(Benefit) provision for income taxes	(9,795)	6,457	(8,102)	20,712
Net (loss) income	$(36,370)	$13,512	$(36,161)	$57,490

Weighted average shares outstanding – Basic	643,339,328	639,001,506	640,996,659	638,750,938
Weighted average shares outstanding – Diluted	643,339,328	640,097,349	640,996,659	639,709,247

Net (loss) income per share – Basic	$(0.06)	$0.02	$(0.06)	$0.09
Net (loss) income per share – Diluted	$(0.06)	$0.02	$(0.06)	$0.09

Comprehensive (loss) income	$(36,370)	$13,512	$(36,161)	$57,490

MULTIPLAN CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities:
Net (loss) income	$(36,161)	$57,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	37,107	33,767
Amortization of intangible assets	170,753	170,281
Amortization of the right-of-use asset	2,865	3,339
Stock-based compensation	8,522	7,234
Deferred income taxes	(47,167)	(59,481)
Non-cash interest costs	5,106	5,192
Gain on extinguishment of debt	(36,778)	—
Gain on equity investments	—	(289)
Loss on disposal of property and equipment	243	2,785
Loss (gain) on change in fair value of Private Placement Warrants and Unvested Founder Shares	2,394	(7,592)
Changes in assets and liabilities:
Accounts receivable, net	11,056	5,900
Prepaid expenses and other assets	522	9,888
Prepaid taxes	(15,844)	5,064
Operating lease obligation	(3,513)	(5,403)
Accounts payable, accrued expenses, legal contingencies and other	(27,205)	7,464
Net cash provided by operating activities	71,900	235,639
Investing activities:
Purchases of property and equipment	(55,095)	(43,399)
Proceeds from sale of investment	—	289
Purchase of equity investments	—	(15,000)
BST Acquisition, net of cash acquired	(141,294)	—
Net cash used in investing activities	(196,389)	(58,110)
Financing activities:
Repurchase of 5.750% Notes	(99,954)	—
Repayments of Term Loan B	(6,625)	(6,625)
Taxes paid on settlement of vested share awards	(457)	(2,196)
Purchase of treasury stock	(13,140)	—
Net cash used in financing activities	(120,176)	(8,821)
Net (decrease) increase in cash, cash equivalents and restricted cash	(244,665)	168,708
Cash, cash equivalents and restricted cash at beginning of period	340,559	188,379
Cash, cash equivalents and restricted cash at end of period	$95,894	$357,087

Cash and cash equivalents	$89,757	$354,310
Restricted cash	6,137	2,777
Cash, cash equivalents and restricted cash at end of period	$95,894	$357,087

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$4,206	$4,589
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$40
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(161,484)	$(139,013)
Income taxes, net of refunds	$(55,533)	$(72,452)

MULTIPLAN CORPORATION
Calculation of EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net income (loss)	$(36,370)	$13,512	$(36,161)	$57,490
Adjustments:
Interest expense	82,475	72,696	165,903	144,141
Interest income	(2,366)	(46)	(5,605)	(58)
(Benefit) provision for income taxes	(9,795)	6,457	(8,102)	20,712
Depreciation	18,901	17,171	37,107	33,767
Amortization of intangible assets	85,626	85,127	170,753	170,281
Non-income taxes	662	440	1,003	993
EBITDA	$139,133	$195,357	$324,898	$427,326
Adjustments:
Other expenses, net(1)	353	2,543	238	1,653
Integration expenses	788	1,024	1,831	2,696
Change in fair value of Private Placement Warrants and unvested founder shares	763	5,149	2,394	(7,592)
Transaction-related expenses	6,818	1,457	7,836	4,012
Gain on extinguishment of debt	—	—	(36,778)	—
Gain on investments	—	—	—	(289)
Stock-based compensation	4,827	4,104	8,522	7,234
Adjusted EBITDA	$152,682	$209,634	$308,941	$435,040
(1) "Other expenses, net" represent miscellaneous non-recurring income, miscellaneous non-recurring expense, gain or loss on disposal of assets, impairment of other assets, gain or loss on disposal of leases, tax penalties, and non-integration related severance costs.

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net cash provided by operating activities	$7,685	$40,702	$71,900	$235,639
Purchases of property and equipment	(31,994)	(18,945)	(55,095)	(43,399)
Free Cash Flow	(24,309)	21,757	16,805	192,240
Interest paid	99,767	92,816	161,484	139,013
Unlevered Free Cash Flow	$75,458	$114,573	$178,289	$331,253

Adjusted EBITDA	$152,682	$209,634	$308,941	$435,040
Adjusted Cash Conversion Ratio	49%	55%	58%	76%

Net cash used in investing activities	$(173,288)	(33,945)	$(196,389)	$(58,110)
Net cash used in financing activities	$(10,739)	(3,551)	$(120,176)	$(8,821)